(1) RIVERDEEP, INC.

                                      -AND-

                               (2) GTG/WIZARD, LLC















--------------------------------------------------------------------------------
                          SALE AND PURCHASE AGREEMENT
--------------------------------------------------------------------------------




                              Dated 23 August, 2002

1  Sale And Purchase...................................................................................2

2 Purchase Price: Payment; Escrow......................................................................3
  2.1      Purchase Price; Escrow......................................................................3
  2.2      Allocation of Purchase Price................................................................3
  2.3      Retention of Books and Records..............................................................3

3 The Closing..........................................................................................4
  3.1      Time and Place of Closing...................................................................4
  3.2      Deliveries by Seller........................................................................4
  3.3      Deliveries by the Purchaser.................................................................5
  3.4      Conditions to Obligations of the Parties....................................................5
  3.5      Termination.................................................................................6

4 Representations and Warranties of Seller.............................................................6
  4.1      Organization................................................................................6
  4.2      Authority: Execution: Delivery..............................................................7
  4.3      No Conflicts: Consents......................................................................7
  4.4      No Other Agreements to Sell Business Assets or the Companies................................8
  4.5      Capitalization..............................................................................8
  4.6      Financial Statements........................................................................8
  4.7      Absence of Undisclosed Liabilities and Obligations..........................................8
  4.8      Absence of Certain Changes or Events........................................................9
  4.9      Tax Matters................................................................................11
  4.10     Title to Business Assets: Assets Necessary to Business.....................................11
  4.11     Tangible Properties........................................................................12
  4.12     Contracts and Related Matters..............................................................12
  4.13     Intellectual Property......................................................................13
  4.14     Environmental Matters......................................................................15
  4.15     Insurance..................................................................................16
  4.16     Labor Matters..............................................................................16
  4.17     Employee Benefits..........................................................................16
  4.18     Litigation.................................................................................18
  4.19     Compliance with Laws.......................................................................18
  4.20     No Brokers.................................................................................19
  4.21     Illegal Payments...........................................................................19
  4.22     Transactions with Certain Persons..........................................................19
  4.23     Inventories................................................................................19
  4.24     BCLtd Assets and Liabilities...............................................................19

5 Representations and Warranties of Purchaser.........................................................19
  5.1      Organization and Authority.................................................................20
  5.2      No Conflicts: Consents.....................................................................20
  5.3      Litigation.................................................................................20
  5.4      No Brokers.................................................................................20
  5.5      Financing..................................................................................21

6 Certain Covenants and Agreements....................................................................21
  6.1      Nondisclosure..............................................................................21
  6.2      Name.......................................................................................21
  6.3      Schedules and Exhibits.....................................................................21
  6.4      Further Assurances.........................................................................21
  6.5      Certain Consents...........................................................................22
  6.6      Execution of Assignments...................................................................22
  6.7      Employees..................................................................................22
  6.8      Termination of Intercompany Accounts: Letters of Credit and Guarantees.....................22


  6.9      Retained Product Trademarks and Logos: Patents.............................................22
  6.10     Non-Competition: Non-Solicitation..........................................................23
  6.11     Tax Matters................................................................................23
  6.12     Post Closing Audit.........................................................................25
  6.13     Mattel Trademarks..........................................................................25
  6.14     Cooperation Concerning Intellectual Property...............................................25
  6.15     Further Obligation of Seller...............................................................26
  6.16     GTG/Wizard Equity Participation Plan.......................................................26
  6.17     No Amendment of Charter Documents or Operating Agreements..................................26
  6.18     Insurance..................................................................................27
  6.19     Distributions and Cash.....................................................................27
  6.20     Sale of Backlisted Titles..................................................................29
  6.21     Conduct  29

7 Nature and Survival of Representations and Warranties - indemnification, etc........................29
  7.1      Survival of Representations, Warranties, Etc...............................................29
  7.2      Seller's Agreement to Indemnify............................................................30
  7.3      Purchaser's Agreement to Indemnify.........................................................30
  7.4      Third Party Claims.........................................................................30
  7.5      Limitation of Liability....................................................................32
  7.6      Sole Remedy................................................................................32

8 Payment of Certain Expenses.........................................................................32

9 Remedies............................................................................................33

10 Waiver..............................................................................................33

11 Notices, etc........................................................................................33

12 [Intentionally Omitted].............................................................................34

13 Entire Agreement; Amendment.........................................................................34

14 Press Releases......................................................................................34

15 General.............................................................................................35

16 Jurisdiction........................................................................................35

17 Severability........................................................................................35

18 Interpretation......................................................................................35

                                    SCHEDULES

SCHEDULE 1.................The Products

SCHEDULE 2.2......Allocation of Purchase Price

SCHEDULE 3.2......Seller's Approvals and Consents Required

SCHEDULE 3.3......Purchaser's Required Consents and Approvals

SCHEDULE 4........Knowledge of Seller

SCHEDULE 4.1......Organization

SCHEDULE 4.3......No Conflicts, Consents

SCHEDULE 4.4......No Other Agreements to Sell Business Assets or the Companies

SCHEDULE 4.5......Capitalization

SCHEDULE 4.6......Financial Statements

SCHEDULE 4.8......Absence of Certain Changes Or Events

SCHEDULE 4.9......Tax Matters

SCHEDULE 4.10(a)..Title to Business Assets; Assets Necessary to Business

SCHEDULE 4.10(b)..Retained Assets

SCHEDULE 4.11.....Tangible Properties

SCHEDULE 4.12.....Contracts and Related Matters

SCHEDULE 4.13.....Intellectual Property

SCHEDULE 4.15.....Insurance

SCHEDULE 4.16.....Labor Matters

SCHEDULE 4.17.....Employee Benefits

SCHEDULE 4.18.....Litigation

SCHEDULE 4.20.....No Brokers

SCHEDULE 4.22.....Transactions with Certain Persons

SCHEDULE 4.24.....BCLtd Assets and Liabilities

SCHEDULE 5.................Knowledge of Purchaser

SCHEDULE 5.2......No Conflicts; Consents

SCHEDULE 5.3......Litigation

SCHEDULE 6.2......Name

SCHEDULE 6.4......Conduct

SCHEDULE 6.6......Execution of Assignments

SCHEDULE 6.7......Employees

SCHEDULE 6.8......Termination of Intercompany Accounts; Letters of Credit
                  and Guarantees

SCHEDULE 6.10.....Non-Competition; Non-Solicitation

SCHEDULE 6.20.....Sale of Backlisted Titles

SCHEDULE 7.2......Purchaser Indemnification

THIS SALE AND PURCHASE AGREEMENT (this "Agreement") is entered into as of August 23, 2002 by and between RIVERDEEP, INC., a Delaware corporation (the "Purchaser"), and GTG/WIZARD, LLC, a Delaware limited liability company (the "Seller").

WHEREAS, Broderbund LLC, a Minnesota limited liability company ("BLC"), Broderbund Properties LLC, a Delaware limited liability company ("BPLC"), and Broderbund (Canada) Limited, a company organized in Ontario, Canada ("BCLtd" along with BLC and BPLC, each, a "Company," and collectively, the "Companies") are engaged in the business of developing, publishing and marketing the consumer productivity software titles listed on Schedule 1 (the "Products");

WHEREAS, the Seller is the sole and exclusive owner of all of the interests in each of the Companies;

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, all of the Seller's interest in the Companies, all for the consideration and on the terms and conditions set forth herein; and

WHEREAS, an Affiliate (as hereinafter defined) of the Purchaser has previously paid to the Seller US$1,000,000 as an upfront fee (the "Down Payment") to be credited against the Purchase Price (as hereinafter defined) to, among other things, secure an exclusive negotiating period to complete the transactions contemplated hereby.

NOW,   THEREFORE,   in   consideration   of  the  foregoing   premises  and  the
representations, warranties and agreements contained herein, the parties hereto agree as follows:

DEFINITIONS

For purposes of this Agreement:

"Affiliate" of any specified Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person. For the purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, through the right or power to appoint a majority of the board of directors, by contract or otherwise and the terms "controlled by" and "under common control with" have the corresponding meanings.

"Balance Sheet" shall mean the unaudited balance sheet of the Seller's Subsidiaries as of June 30, 2002.

"Balance Sheet Date" shall mean June 30, 2002.

"Benefit Plan" shall mean a plan, arrangement, agreement or program contributed to, maintained or sponsored by any Company to which it may be obligated to contribute or could have any liability, whether direct or indirect, and that is:
(i) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated, (ii) an agreement with respect to employment, severance or other benefits with any current or former employees, directors or consultants, (iii) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors, consultants or agents, whether or not funded and whether or not terminated, or (iv) any other employee benefit plan as defined under Section 3(3) of ERISA, whether or not funded and whether or not terminated.

"Broderbund Entities" shall mean the Seller and the Companies.

"Business Assets" shall mean all the assets of the Companies, including, without limitation, those assets that were transferred pursuant to the transactions among the Seller and its Subsidiaries (including the Companies) prior to the Closing, or will be transferred to the Companies upon the receipt of applicable third party consents.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

"GAAP" shall mean generally accepted accounting principles in the U.S.

"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"In the ordinary course", "in accordance with past practice" and "consistent with past practice" shall mean, with respect to the Seller, the Companies or the Business Assets, the practices of the Seller or the Companies since October 19, 2000.

"Material Adverse Effect" shall mean, with respect to any Person or assets of such Person, an event or matter which has had or is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of such Person or such assets, and, in the case of a representation by, or covenant or condition affecting, the Seller, refers to a material adverse effect on the Companies or the business of the Companies, in each case, taken as a whole, not on the Seller or any individual Company.

"Person" shall mean a person, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

"Subsidiary" shall mean, with respect to any Person, any corporation, entity or other organization, whether incorporated or unincorporated, of which (i) such Person, directly or indirectly, owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such Person is, in the case of a partnership, a general partner or, in the case of a limited liability company, a manager or managing member. For purposes of clarity, the parties agree that for all periods prior to the Closing Date, the Companies shall be considered Subsidiaries of the Seller.

"Tax" or "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments, special assessments, installments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, capital, estate, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp duty, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

"Tax Returns" shall mean any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including, without limitation, all amendments thereof and schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

"WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, 29 USCss.ss.2101 et. seq.

1    SALE AND PURCHASE

     Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), the Seller shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, good, valid and marketable title to 100% of the outstanding limited liability company interests or capital stock, as the case may be, of the Companies (the "Interests").

2    PURCHASE PRICE: PAYMENT; ESCROW

2.1  Purchase Price; Escrow

     (a) The purchase price (the "Purchase Price") to be paid by the Purchaser on the Closing Date for the Interests being purchased hereunder shall be an amount in cash equal to US$57,187,703. The Purchase Price, less the Down Payment, receipt of which is hereby confirmed by the Seller, and less $3,000,000, to be deposited with the escrow agent named under the Escrow Agreement (as hereinafter defined), shall be paid to the Seller in cash by wire transfer of immediately available United States federal funds to an account designated in writing to the Purchaser by the Seller at least one business day before the Closing Date.

     (b) On the Closing Date, the Purchaser shall deposit $3,000,000 in escrow (the "Escrow Funds") with the escrow agent, pursuant to the Escrow Agreement.

2.2  Allocation of Purchase Price

     As and to the extent attributable thereto, the Purchase Price and all other capitalizable costs and assumed liabilities and obligations relating to the Companies, the business of the Companies and the Business Assets (the "Consideration") shall be allocated among the various categories of the Business Assets and the "Non-Competition/Non-Solicitation" obligations provided for in Section 6.10, as applicable, in such manner as shall be determined by the Purchaser and the Seller, in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder and all applicable provisions of state, local or foreign law. Such allocation is set forth in an allocation schedule attached hereto as Schedule 2.2. Each of the parties hereto agrees to prepare and file, or cause to be prepared and filed, all Tax Returns, including Form 8594 (and any supplement thereto), in a manner consistent with such allocation and to report this transaction for federal, state, local and foreign income tax purposes in accordance with such allocation of the Consideration and shall use their commercially reasonable efforts to sustain such allocation in any subsequent Tax audit or dispute.

2.3  Retention of Books and Records

     The Purchaser shall, and shall cause the Companies to, (a) hold all of the books and records of the Companies existing on the Closing Date and not destroy or dispose of any thereof for a period of six years from the Closing Date or such longer time as may be required by law, and thereafter, if it desires to destroy or dispose of such books and records, offer first in writing at least 60 days prior to such destruction or disposition to surrender them to the Seller; provided, that if the Seller does not respond in writing within 60 days of the Purchaser's notice, it shall be deemed to have consented to such destruction or disposition, and (b) from and after the Closing, afford the Seller, its accountants and counsel, during normal business hours, upon reasonable request, at any time, reasonable access to such books, records and other data and to the employees of the Purchaser and any of its Subsidiaries operating the business of the Companies, to the extent that such access may be required for any legitimate purpose (which, for any Person other than Mattel, Inc. ("Mattel"), shall be limited to audits of the Seller's books and records or other financial reporting matters, any matter relating to the Seller's or its Affiliates' Taxes, any disputes between the Seller or its Affiliates, and a third party (other than the Purchaser, the Companies or their Affiliates, which shall be governed by Section 7), Seller's or its Affiliates' compliance with laws or regulations governing their business, or the fulfillment of obligations to former employees of the Companies), at no cost to the Seller

     (other than for the Purchaser's reasonable out-of-pocket expenses). The Seller may, at its option, at any time extend its rights under this Section
     2.3 to Mattel or Mattel's Subsidiaries with respect to the records of the Companies for periods prior to October 19, 2000, in order to comply with the Seller's obligations under that certain Sale and Purchase Agreement dated as of September 28, 2000, as amended (the "Mattel Agreement"), and in connection with such assignment the Seller shall use its commercially reasonable efforts to obtain Mattel's agreement to hold the Companies' confidential information and trade secrets in confidence. In addition, the Seller may, at its option, at any time extend its rights under this Section
     2.3 to Mattel or Mattel's Subsidiaries with respect to the records of the Companies solely in order for Mattel or its Subsidiaries to conduct an audit pursuant to Section 7.2 of the Mattel Agreement, subject to the Purchaser's right to require Mattel and/or its Subsidiaries, as the case may be, to enter into a customary confidentiality agreement reasonably satisfactory to the Purchaser. Notwithstanding anything in the foregoing to the contrary, the parties hereby agree that Seller or Mattel shall have no right to access or review any source code, development plans or other similar confidential Product information or data. In furtherance of the foregoing, in the event and for so long as any party to this Agreement actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction prior to the Closing Date involving the Companies or the Business Assets, the other party will use commercially reasonable efforts to cooperate with it and its counsel in the contest or defense, make reasonably available their personnel, and provide such testimony and such reasonable access to their books and records as shall be reasonably necessary in connection with the contest or defense, without charge to the contesting or defending party, and without derogation of either party's indemnification obligations in Section 7.

3    THE CLOSING

3.1  Time and Place of Closing

     Upon the terms and subject to the conditions contained in this Agreement, the transfer of Interests contemplated by this Agreement shall take place at such place and in such manner as mutually agreed upon by the parties, effective upon Seller's receipt of the wire transfer of the Purchase Price, less the Escrow Funds and the Down Payment, in immediately available funds and the deposit of the Escrow Funds pursuant to Section 2.1(b). For all purposes (including allocation of risk of loss and benefit of all revenues) the closing (the "Closing") of the -transactions contemplated hereby will be deemed to have occurred effective at the opening of business on the day the parties have satisfied or waived all of the conditions set forth in
     Section 3.4 hereof (the "Closing Date")

3.2  Deliveries by Seller

     At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

     (a) assignments and other instruments of transfer and documents in form and substance reasonably satisfactory to the Purchaser and its counsel, as are effective to vest in the Purchaser, as applicable, good, valid and marketable title to the Interests free and clear of any Liens;

     (b) limited liability company or corporate books, stock ledgers, minute books or other similar documents and corporate seals of the Companies;

     (c) resignations of the members, managing members, managers, officers and directors of the Companies other than those managers, officers and directors which the Purchaser designates in writing that it desires to retain as employees or consultants;

     (d)  a duly  executed  certification  of  non-foreign  status,  pursuant to
          Section 1445(b)(2) of the Code and Treas. Reg. ss. I .1445-2(b)(2), which certification shall conform to the model certification provided in Treas. Reg. ss. 1.1445-2(b)(2)(iii)(B);

     (e) a duly executed transition services agreement between the Seller and the Purchaser (the "Transition Services Agreement");

     (f) a duly executed escrow agreement among the Seller, the Purchaser and the escrow agent (the "Escrow Agreement");

     (g) a duly executed termination agreement between the Seller and Riverdeep Group plc (the "Termination Agreement");

     (h) consents from governmental or regulatory bodies or agencies or from any other Person set forth on Schedule 3.2 attached hereto;

     (i) instruments sufficient to evidence the full assignment to the Purchaser of all of the Seller's right, title and interest in and to the name and mark "Broderbund" and all goodwill related thereto and symbolized thereby, including, without limitation, all registrations and applications for registrations therefor, and any and all formatives, variants and derivatives thereof;

     (j) evidence reasonably satisfactory to the Purchaser of the release of any liens set forth in Schedule 4.5 and

     (k) such other duly executed documents and certificates as may be required to be delivered by the Seller pursuant to the terms of this Agreement or as may be reasonably requested by the Purchaser prior to the Closing.

3.3  Deliveries by the Purchaser

     At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

     (a) the Purchase Price in cash, less the Down Payment and the amount transferred to the escrow agent pursuant to Section 2.1(b);

     (b)  a duly executed Transition Services Agreement;

     (c)  a duly executed Escrow Agreement;

     (d)  a duly executed Termination Agreement;

     (e) consents from governmental or regulatory bodies or agencies or from any other Person set forth on Schedule 3.3 attached hereto; and

     (f) such other duly executed documents and certificates as may be required to be delivered by the Purchaser pursuant to the terms of this Agreement or as may be reasonably requested by the Seller prior to Closing.

3.4  Conditions to Obligations of the Parties

     The obligations of the Seller and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or waiver by each party, on or prior to the Closing Date, of the following conditions:

     (a) Material Adverse Change. From the date of this Agreement to the Closing, there shall not have occurred any event or condition which has had or is reasonably likely to have a Material Adverse Effect on the Companies or the Business Assets.

     (b) HSR Act. The waiting period (and any extension thereof) applicable to the sale of the Interests under the HSR Act shall have been terminated or shall have expired.

     (c) Delivery of Documents. Each party shall have furnished to the other party all of the documents or other deliverables required by Sections
          3.2 and 3.3, as applicable.

     (d) Each party shall have complied, in all material respects, with its covenants and agreements set forth herein, and the representations and warranties of each party shall be true and correct in all material respects, except for representations and warranties qualified by materiality, Material Adverse Effect or similar qualifiers, which shall be true and correct in all respects.

3.5  Termination

     Either party may terminate this Agreement in the event of a material breach by the other of a representation, warranty, covenant or condition (which, following written notice, is not cured by August 31, 2002), or if the Closing shall not have occurred by August 31, 2002. Termination shall not relieve a party of liability for its willful breach of this Agreement.

4    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth on the disclosure schedules delivered by the Seller to the Purchaser and attached to this Agreement (the "Schedules"), the Seller hereby represents and warrants to the Purchaser as follows. For the purpose of this Agreement, "knowledge" shall mean, with respect to the Seller, the knowledge of individuals listed on Schedule 4.

4.1  Organization

     (a) Each of the Seller, BLC, BPLC and BCLtd is a limited liability company or a corporation, as the case may be, duly formed or incorporated, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation. Each of the Seller, BLC, BPLC and BCLtd has all requisite limited liability company or corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Seller, BLC, BPLC and BCLtd is duly qualified and in good standing to do business as a foreign limited liability company or corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified and in good standing would not have, individually or in the aggregate, a Material Adverse Effect. Schedule
          4.1 sets forth a complete and accurate list of all jurisdictions in which each of the Seller, BLC, BPLC and BCLtd is duly qualified to do business as a foreign limited liability company.

     (b)  None of the Companies have any direct or indirect Subsidiaries.

     (c) The Seller has heretofore made available to the Purchaser or its counsel true and complete copies of the charters and limited liability agreements or other similar agreements, as the case may be, of each of the Companies.

4.2  Authority: Execution: Delivery

     The Seller has all necessary limited liability company power and authority to enter into this Agreement and the other agreements, instruments, certificates and documents required or contemplated hereby or thereby to be executed or delivered by it, and to sell, convey, assign, transfer and deliver the Interests in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the Transition Services Agreement by the Seller, including, without limitation, the sales, conveyances, assignments, transfers and deliveries contemplated hereby or thereby, have been duly authorized by all necessary limited liability company action by the Seller. No other limited liability company proceedings on the part of the Seller are necessary to authorize this Agreement, the Transition Services Agreement or the transactions contemplated hereby or thereby. This Agreement and the Transition Services Agreement have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights in general, moratorium laws or by general principles of equity.

4.3  No Conflicts: Consents

     Neither the execution and delivery of this Agreement and the Transition Services Agreement and the consummation of the transactions contemplated hereby or thereby nor compliance by the Seller with any of the provisions hereof or thereof will (i) violate or conflict with the charters, by-laws or limited liability company agreements or other similar agreements, as the case may be, of the Seller or the Companies, as the same may have been amended or will be amended; (ii) except as set forth on Schedule 4.3, violate, conflict with, result in a breach of constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the acceleration of performance under, or termination or cancellation of, or result in any change in any terms of, any note, bond, mortgage, indenture, lease, deed of trust, license, agreement or any other instrument or obligation to which the Seller or the Companies is a party, or by which the Seller or the Companies may be bound or affected; (iii) result in the creation of any lien, pledge, option, charge, security interest, or encumbrance of any nature whatsoever (collectively, "Liens") upon the Companies or the Business Assets other than (A) Liens for Taxes either not yet due and payable or due but for which notice of assessment has not been given; (B) Liens, charges and privileges incidental to current operations or the ordinary course of business; (C) statutory Liens, charges, adverse claims, security interests or encumbrances claimed or held by any governmental authority that have not at the time been filed or registered against title to the Business Assets or that relate to obligations that are not due or delinquent; (D) security given in the ordinary course of business to any public utility, governmental authority or to any statutory or public authority in the connection with the Business Assets; (E) interests of lessors in property leased to the Seller or the Companies and used in the operation of the
     Companies or the Business Assets as provided in this Agreement or the Schedules hereto; (F) Liens that do not materially affect the value or use of the Business Assets; and (G) the Liens described in Schedule 4.3 (collectively, "Permitted Liens"); (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, the Companies or the Business Assets; or (v) except as set forth on
     Schedule 4.3, and other than compliance with the HSR Act pre-notification requirements, require the Seller or the Companies to obtain the consent, approval, permission or other authorization of or qualification or filing by or with any court, arbitrator or governmental, administrative, regulatory or self-regulatory authority or of any third party which has not been obtained by the Closing Date, except in the cases of clauses (ii)-(v) for any conflicts, violations, defaults, consents or other occurrences that would not have a Material Adverse Effect.

4.4  No Other Agreements to Sell Business Assets or the Companies

     Except as contemplated by this Agreement or set forth on Schedule 4.4, no Broderbund Entity or any of their Affiliates has any obligation, absolute or contingent, to any Person (i) to sell or otherwise transfer the Business Assets (other than sales of inventory or delivery of services in the ordinary course of business), (ii) to issue, sell or otherwise transfer any limited liability company interests, capital stock or other equity interests or any security convertible into or exchangeable for such limited liability company interests, capital stock or other equity interests of any Company, or (iii) to effect any merger, consolidation or other reorganization of any Broderbund Entity or enter into any agreement with respect to any of the foregoing. No asset that may be transferred pursuant to the agreements listed on Schedule 4.4 is material to the business of the Companies.

4.5  Capitalization

     The authorized, issued and outstanding capitalization of each Company is as set forth on Schedule 4.5. All of the outstanding limited liability company interests, or other equity interests in BLC and BPLC and all outstanding capital stock of BCLtd are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The Interests constitute all the outstanding limited liability company or other equity interests in BLC and BPLC and outstanding capital stock of BCLtd. Other than the Interests, the Companies have no other equity interests authorized, issued or outstanding. Except as set forth on Schedule 4.5, the Seller has good, valid and marketable title to the Interests, free and clear of Liens, and, at the Closing, the Seller will deliver the Interests to the Purchaser, free and clear of any Liens. Except as set forth on Schedule 4.5, there are no options, warrants, rights or agreements, written or oral, obligating the Seller or any of the Companies to issue, sell or otherwise transfer any limited liability company interests, capital stock or other equity interests of the Companies, or any security convertible into or exchangeable or exercisable for any such limited liability company interests, capital stock or other equity interests of the Companies or any agreements, arrangements or understandings granting any Person such options, warrants, rights or securities. The Companies do not own, directly or indirectly, any capital stock or equity interest in any entity. There are no shareholders' agreements, voting trusts or other similar agreements or understandings with respect to any of the Companies.

4.6  Financial Statements

     Schedule 4.6 sets forth true and complete copies of (a) the audited consolidated balance sheet, statement of income and statement of cash flows of the Seller and its Subsidiaries, taken as a whole, for the year ended December 31, 2001, together with the report of KPMG LLP thereon (the "Audited Statements") and (b) the unaudited balance sheet and unaudited statement of income for the Seller's Subsidiaries on a combined basis as of and for the six (6) months ended June 30, 2002 (the "Unaudited Statements", and collectively with the Audited Statements, the "Financial Statements"). Except as disclosed on Schedule 4.6 hereto and except for normal year end adjustments and lack of footnote disclosure, the Financial Statements (i) have been prepared in accordance with the books and records of the Seller or its Subsidiaries, as the case may be; (ii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby; and (iii) fairly present in all material respects the financial condition and results of operations of the Seller on a consolidated or combined basis or the Seller's Subsidiaries on a consolidated or combined basis, as the case may be, as of the date thereof and for the periods covered therein.

4.7  Absence of Undisclosed Liabilities and Obligations

     The Companies have no liabilities, debts, obligations or claims (whether accrued, absolute, contingent or otherwise) required to be disclosed on a balance sheet prepared in accordance with GAAP, other than the debts, liabilities, obligations or claims (a) disclosed in the Seller's Schedules to this Agreement, (b) accrued for on the Balance Sheet or specifically disclosed in the notes to the Balance Sheet, (c) incurred in the ordinary course of business consistent with past practice between the Balance Sheet Date and the Closing, or (d) obligations under contracts or commitments described in the Seller's Schedules. To the knowledge of the Seller, the Companies have no other material contingent liabilities.

4.8  Absence of Certain Changes or Events

     Except for the transactions contemplated hereby or as set forth in Schedule 4.8, from the Balance Sheet Date to the date hereof, with respect to the Companies, there has not been any:

     (a) change, event or condition of any character which has had or is reasonably likely to have a Material Adverse Effect on the Business Assets, or on the Companies;

     (b) amendment to, or proposal to amend, the charters, certificates of formation or other organizational documents or limited liability company agreements or other similar agreements of the Companies;

     (c) issuance, sale or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, rights to purchase or otherwise), pledge or other encumbrance of any limited liability company interests, capital stock or other equity interests of the Companies, or any securities convertible into, or exchangeable or exercisable for, such limited liability company interests, capital stock or other equity interests;

     (d) mortgage, pledge or subjection to any Lien of any of the Business Assets or the Interests (other than, solely with respect to the Business Assets, Permitted Liens);

     (e) sale, assignment or transfer of any material Business Assets (other than sales of inventory in the ordinary course of business consistent with past practice);

     (f) material change in accounting methods, principles or practices, except as required by GAAP;

     (g) waiver of any material rights of the Companies, other than in the ordinary course of business;

     (h) cancellation, termination or modification of any material contract, agreement or other instrument, other than in the ordinary course of business consistent with past practice, or execution and delivery of any employment agreement or any consulting agreement not within the Companies' budget;

     (i) liability incurred, except (i) any liability incurred in the ordinary course of business in accordance with past practice, or (ii) other liabilities outside the ordinary course of business that are not material in the aggregate;

     (j) capital expenditure or the execution of any lease, or any incurring of liability therefor with respect to any of the foregoing, involving payments in excess of US$50,000 individually, exclusive of any loans from the Seller and/or its Affiliates, in each case other than in the ordinary course of business;

     (k) borrowing of money or guaranteeing of any indebtedness of any Person by any Company in each case other than in the ordinary course of business consistent with past practice;

     (l) lending of any money or otherwise pledging the credit of any Company or the Business Assets;

     (m) failure to manage the Companies or the Business Assets in the ordinary course of business consistent with past practice;

     (n) to the knowledge of the Seller, dispute with suppliers, customers and contractors which would reasonably be expected to have a Material Adverse Effect;

     (o) acceleration of collection of accounts receivable or delay or failure in the payment of accounts payable, other than in the ordinary course of business consistent with past practice, or any account payable contested in good faith;

     (p) delay or failure to pay any other current obligations of the Companies or the business of the Companies in accordance with past practice, except for those being contested in good faith;

     (q) material cancellations by any supplier, customer or contractor of the Companies or the business of the Companies;

     (r) increase or, to the knowledge of the Seller, proposed increase, in (i) the compensation payable by any Company to any Broderbund Employees or any increase of general applicability in the compensation payable to Broderbund Employees (as hereinafter defined), in each case other than in the ordinary course of business consistent with past practice, or
          (ii) any employee welfare, pension, retirement, profit sharing or similar payment or arrangement as agreed by the Seller or any Company for any present or former Broderbund Employee (but excluding grants under the Seller's 2000 Equity Participation Plan);

     (s) any labor trouble or material controversy or grievance pending or, to the knowledge of the Seller, threatened, between the Seller or any Company and any Broderbund Employee or a collective bargaining
          organization   representing   or  seeking  to   represent   Broderbund
          Employees;

     (t) loss of any Broderbund Employee who is material to the operation of the business of the Companies;

     (u) damage, destruction or casualty loss, whether or not covered by insurance, that would reasonably be expected to have a Material Adverse Effect;

     (v) to the knowledge of the Seller, sales of Products (including items which would have been included in the Business Assets but for such sale) (i) at a price, with terms or in a quantity that would reasonably be expected to have a Material Adverse Effect on the Purchaser's ability to sell the Products after the Closing in the ordinary course of business, consistent with past practice, or (ii) in conjunction with other benefits to the customer not in the ordinary course of business with such customer;

     (w) material change in Tax methods, material Tax elections or amendments or revocation thereof, or settlement or compromise of any material Tax dispute; or

     (x)  to the knowledge of the Seller, agreement to do any of the foregoing.

4.9  Tax Matters

     (a) Except as set forth on Schedule 4.9(a), and except for Tax Returns where the amounts involved in the aggregate are not material to the Companies, the Seller has timely filed or caused to be filed (taking into account extensions) all Tax Returns required to be filed by the Companies or with respect to the business of the Companies or the Business Assets for taxable periods beginning on or after October 19, 2000 and ending prior to the Closing Date, and has timely paid or caused to be paid such Taxes (whether or not shown or required to be shown on any Tax Return) required to be paid with respect to the Companies or with respect to the business of the Companies or the Business Assets. Except as set forth on Schedule 4.9(a), all such Tax Returns were true, complete and accurate in all material respects.

     (b) There are no Liens for Taxes upon any of the Business Assets other than Permitted Liens.

     (c) To the knowledge of the Seller with respect to any period on or prior to October 19, 2000 and except as set forth on Schedule 4.9(c) hereto, there are no pending audits, litigation or other proceedings with respect to Taxes relating to the Companies or with respect to the business of the Companies or the Business Assets.

     (d) To the knowledge of the Seller with respect to any period on or prior to October 19, 2000 and except as set forth on Schedule 4.9(d) hereto, no written claim has ever been made by a taxing authority in a jurisdiction where the Companies or the Seller do not file Tax Returns that any of the Companies or the Seller, with respect to the business of the Companies or the Business Assets, may be subject to Tax by that jurisdiction.

     (e) From the date of its acquisition by the Seller until the Closing, each of BLC and BPLC (i) has been a direct, wholly-owned subsidiary of the Seller and (ii) has been and will be treated as a disregarded entity for U.S. federal income tax purposes within the meaning of Treas. Reg.
          Section 301.7701-3(b) (and for relevant state income tax purposes) and will not elect to be treated otherwise. From the date of its formation, BCLtd has been taxable as a corporation for Canadian tax purposes.

     (f) The Seller is, and will be treated as, a partnership for U.S. federal income tax purposes pursuant to Treas. Reg. ss.ss. 301.7701-2 and -3. The Seller has more than one direct owner and has not elected to be treated as an association or a corporation or as any entity other than a partnership for such purposes.

     (g) To the knowledge of the Seller with respect to any period on or prior to October 19, 2000 and except as set forth on Schedule 4.9(g), no revaluation of any of the Business Assets for any property or similar U.S. federal, state or local tax purposes has been proposed in writing by (or is pending with) any U.S. federal, state or local tax authority.

4.10 Title to Business Assets: Assets Necessary to Business

     (a) At the Closing, except as set forth on Schedule 4.10(a), the Companies will be the sole owners or, subject to the receipt of applicable third party consents, the licensees of the Business Assets and have good, valid and marketable title to the Business Assets, free and clear of any Liens, other than Permitted Liens. Since October 19, 2000, neither the Interests nor any Business Assets are, or have been, held by any Affiliate of the Seller, other than direct or indirect Subsidiaries of the Seller.

     (b) The Business Assets, and the retained assets listed on Schedule 4.10(b) (the "Retained Assets"), constitute all of the assets and properties used in the conduct of the business of the Companies, as currently conducted, and the sale of the Products to the Companies' customers. The Seller hereby waives any and all claims it may have against the Purchaser with respect to the Backlisted Titles included on Schedule 4.4 that are Retained Assets under Schedule 4.10(b), Item 12., and that are transferred to an unaffiliated third party by Purchaser after the Closing.

4.11 Tangible Properties

     The Companies do not own any real property ("Real Property"). Schedule 4.11 sets forth a complete and accurate list of all (i) Real Property leases ("Real Property Leases"), (ii) all leases of material personal property used in the operation of the business of the Companies, and (iii) all material executory contracts to which the Companies are a party for the sale or purchase of real and personal property (excluding contracts for the purchase or sale of inventory or supplies in the ordinary course of business). Each of the Companies has valid, binding and enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity) leases with respect to any personal or real property leased by it, has performed all the obligations required to be performed by it under said leases, except where any such failure to perform would not have, individually or in the aggregate, a Material Adverse Effect, and possesses and quietly enjoys said properties under said leases, and such properties are not subject to any Liens, easements, rights of way, building or use restrictions, exceptions, reservations or limitations, other than Permitted Liens. None of the Companies has received notice of (A) any violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of owned or leased properties related to the business of the Companies and none of the Companies has any knowledge of any violation or (B) any pending or threatened condemnation proceedings relating to any of the owned or leased properties included in the Business Assets and there are no such pending or threatened proceedings. The plants, structures, tangible properties and equipment owned, operated or leased relating to the business of the Companies, as currently conducted, are in good operating condition and repair, ordinary wear and tear excepted, and are in conformity with all applicable laws, ordinance, orders, regulations and other requirements (including applicable zoning laws and regulations and Environmental Laws (as hereinafter defined)) presently in effect or scheduled to take effect, except where such failure would not have, individually or in the aggregate, a Material Adverse Effect. The Seller has delivered to or made available to the Purchaser or the Purchaser's counsel true and complete copies of all leases, agreements, contracts and deeds or other evidence of title to owned or leased property listed on Schedule 4.11 hereof.

4.12 Contracts and Related Matters

     To the knowledge of the Seller:

     (a) Schedule 4.12 sets forth (i) all material contracts (other than purchase orders entered into in the ordinary course of business) relating to the business of the Companies, and currently binding on the Companies and (ii) any contract under which the Companies, directly or indirectly, has limited or restricted its right to compete with any Person in any respect.

     (b) Except as set forth in this Agreement or disclosed in the Schedules, each contract which is listed on the Schedules is valid, binding and enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity) and the Companies or the Seller

          (as the case may be) is not, and each counterparty to any contract is not, and neither will be with notice, the lapse of time, or both, in default under any contract. No material waiver or indulgence has been granted by any of the parties to any contract and no party to any such contract has repudiated any material provision thereof

     (c) The Seller has delivered or made available to the Purchaser or its counsel true and complete copies of all contracts listed on Schedule
          4.12 hereof.

4.13 Intellectual Property

     (a) For the purposes of this Agreement, the term "Intellectual Property" shall mean the following, as used in the operation of the business of the Companies as currently conducted: all (i) mailing lists, client lists, customer and prospect lists ("Customer List"), (ii) dealer, supplier and distributor lists and account files, subscriber lists, order and order log books, commission records or agreements, price lists, manuals or business procedures or information, technology, technical information, research records, market surveys or reports, promotional literature, sales brochures, trade secrets, inventions, processes, formulae, know-how, concepts, ideas, research and development, designs, business plans, strategies, marketing and other proprietary or confidential information (including, without limitation, financial information and pricing arrangements with clients or suppliers), whether or not the rights therein of the owner thereof are protectable under applicable law (collectively, the "Trade Secrets") and (iii) (1) U.S. and foreign (A) utility and design patents, registered designs and invention disclosures (including, without limitation, those relating to Computer Software (as defined below)), and all grants, registrations and applications therefor, (B) registered, unregistered and pending trade names, trade dress, trademarks, service marks, assumed names, business names and logos, together with all goodwill symbolized thereby or associated therewith, and (C) copyrights (including, without limitation, those in Computer Software), and all registrations and applications therefor, (2) internet domain names, and all registrations and applications therefor, and web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein),
          (3) computer software, data files, databases, source and object codes, user interfaces, manuals and other specifications and documentation, and all know-how incorporated therein (collectively, the "Computer Software"), (4) rights of privacy or publicity, other intellectual property  or  intangible  proprietary  rights not  specified  in items
          (l)-(3), and (5) contracts (including, without limitation, all licenses, assignments, distribution agreements or other agreements), concerning intellectual property matters (the "IP Contracts");

     (b) Schedule 4.13(b) sets forth a complete and accurate list, indicating the owner or licensor thereof, of (i) all patents, patent applications, registered copyrights and trademarks, and all applications therefor, and domain names included in the Intellectual Property ("IP Property"), and (ii) to the knowledge of the Seller, all IP Contracts (except for (x) off-the-shelf Computer Software and (y) non-material IP Contracts relating to the business of the Companies unless such non-material IP Contract restricts the Companies' rights in and to the Intellectual Property). The Seller has delivered or made available to the Purchaser or its counsel true and complete copies of all the IP Contracts listed on Schedule 4.13(b) hereof.

     (c) To the knowledge of the Seller, except as set forth as Schedule 4.13(c), BPLC or BLC is the sole and exclusive owner of, or has the valid and enforceable (except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or general principles of equity) right to use in all material respects (through an IP Contract), all Intellectual Property, and, subject to receipt of any requisite consents set forth on

          Schedule 4.3, after the Closing, BPLC or BLC will exclusively own or otherwise have the valid right to use in all material respects, on the same terms as exist prior to the Closing, all Intellectual Property, free and clear of any Lien (other than Permitted Liens). Except as set forth in Schedule 4.13(c), BPLC is listed in the records of the appropriate U.S. and/or foreign governmental agencies as the sole and exclusive owner of record for each registration, grant and application included in the IP Property. There are no pending claims which cause or would cause any of the Intellectual Property to be invalid or unenforceable, and, to the knowledge of the Seller, neither the Companies nor the Seller has received any written notice that any Person may bring such a claim, except for such claims or notices that, individually or in the aggregate, would not have a Material Adverse Effect.

     (d) Except to the extent set forth in Schedule 4.13(d), (i) with respect to the business of the Companies, there are no pending or, to the knowledge of the Seller, threatened, legal actions involving, and neither the Companies nor the Seller nor any Affiliate of the Seller has received in writing notice of any claim which involves, the infringement or violation of any intellectual property or proprietary rights of any third party or libel or defamation, and (ii) except to the extent as, individually or in the aggregate, would not have a Material Adverse Effect: (A) all of the Companies' rights in the Intellectual Property are valid, and enforceable (except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or general principles of equity); (B) to the knowledge of the Seller, there are no infringements of any of the Intellectual Property and there are no pending, instituted, asserted or threatened proceedings or claims in which the Companies or an Affiliate of the Seller alleges that any Person is infringing upon or otherwise violating any Intellectual Property; and (C) to the knowledge of the Seller, the development, manufacturing, marketing, licensing and/or sale of the Products, and the purchase by the
          customer  of  the  Products  so  developed,  manufactured,   marketed,
          licensed and/or sold, does not infringe or violate any patent, trademark, service mark, copyright, trade secret, right of privacy or publicity, or other proprietary right of any third party.

     (e) Except to the extent as, individually or in the aggregate, would not have a Material Adverse Effect, the Companies or the Seller has obtained from all individuals who participated in any respect in the invention or authorship of any IP Property (as employees, as consultants, as employees of consultants or otherwise) effective waivers of any and all ownership rights of such individuals in such IP Property, and/or assignments to the Companies or the Seller of all rights with respect thereto, other than from such individuals whose copyrightable works the Seller hereby represents to be "works made for hire" within the meaning of Section 101 of the Copyright Act of 1976. To the knowledge of the Seller, no Broderbund Employee or any other employee, member, managing member, officer or director of the Seller or the Companies is subject to any agreement with any other Person or entity which requires such Person to assign any interest in inventions or other intellectual property relating to the business of the Companies or the Products or keep confidential any trade secrets, proprietary data, customer lists or other business information or which restricts such officer or employee from engaging in competitive activities or solicitation of customers.

     (f) To the knowledge of the Seller, except to the extent as, individually or in the aggregate, would not have a Material Adverse Effect, or as set forth on Schedule 4.13(f), each of the Companies and the Seller has not, prior to the date hereof, divulged, furnished to or made accessible to any Person, including, without limitation, any Broderbund Employees, any Trade Secrets without prior thereto having obtained an agreement of confidentiality from such Person.

     (g) To the knowledge of the Seller, except to the extent as, individually or in the aggregate, would not have a Material Adverse Effect, or as set forth on Schedule 4.13(g), each of the Companies and the Seller has taken all actions which are necessary or advisable in order to fully protect the Intellectual Property in a manner consistent with prudent commercial practice in the consumer software industry.

     (h) Except to the extent as, individually or in the aggregate, would not have a Material Adverse Effect, or as set forth on Schedule 4.13(h), no act has been done or omitted to be done by the Companies or the Seller or any licensee thereof, which has had or could have the effect of impairing or dedicating to the public, or entitling any U.S. or foreign governmental authority or any other Person to cancel, forfeit, modify or consider abandoned, any IP Property, or give any Person any rights with respect thereto (other than pursuant to an IP Contract).

     (i) For the avoidance of doubt, notwithstanding anything to the contrary contained herein, no representation or warranty is made herein regarding prior versions of any of the Products identified on Schedule 1 or software titles no longer offered for retail sale (the "Backlisted Titles") or any Intellectual Property (registered or unregistered) used in the development or marketing of the Backlisted Titles; provided, that the foregoing disclaimer does not apply to any Intellectual Property used in the development or marketing of the Backlisted Titles to the extent such Intellectual Property is used by the Companies in the production, development, marketing, distribution or sale of current versions of the Products or software titles offered for sale from and after the Closing to the extent such Backlisted Titles incorporate the same Intellectual Property as the current versions of the Products. The Backlisted Titles are transferred as assets of the Companies on an "as is" basis, and the Seller shall have no liability, or obligation under Section 7, if the Purchaser or any Affiliate of the Purchaser elects to utilize the Backlisted Titles, or any Intellectual Property therein, in its operations on or after the Closing Date.

4.14 Environmental Matters

     To the knowledge of the Seller, (i) each of the Companies is in compliance, and at all times has complied, with all applicable Environmental Laws; (ii) no Hazardous Substance is present, and there has not been any Release or any threatened Release of any Hazardous Substance, on, at or beneath any other property (including soils, groundwater, surface water, buildings and other structures, and equipment) currently or formerly owned, leased, operated or used in connection with the business of the Companies; (iii) none of the Companies has treated, stored or disposed, or arranged for the treatment, storage or disposal, or arranged for the transportation for treatment, storage or disposal of any Hazardous Substances at any location except in compliance with Environmental Laws; (iv) neither the Companies nor the Seller has received any notice, demand, letter, claim or request for information alleging that the Seller may be in violation of, or liable under, any Environmental Law; (v) none of the Companies is subject to any order, decree, injunction or other arrangement with any governmental authority or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vi) there are no circumstances or conditions (including, without limitation, any Release or threatened Release of any Hazardous Substance) that could reasonably be expected to result in any claims, liability, investigation or cost pursuant to any Environmental Law, except, in each case, as would not have a Material Adverse Effect.

     For the purposes of this Section 4.14 and as used elsewhere in this Agreement, (A) "Environmental Law" means all national, provincial, regional, federal, state, foreign, local, or municipal statutes, laws, regulations, rules, orders, decrees, judgments, ordinances, permits, licenses, registrations, approvals, or requirements or authorizations of any governmental authority relating to the environment, natural resources, safety, or health of humans or other living organisms, including the manufacture, distribution in commerce, and use of, or Release to the natural environment of, Hazardous Substances; (B) "Hazardous Substance" means any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, PCBs, radioactive material, or other compound, element, material or substance in any form whatsoever (including, without limitation, products) regulated, restricted or addressed by or under any Environmental Law; and (C) "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

4.15 Insurance

     Schedule 4.15 sets forth all material insurance policies maintained by the Seller for the benefit of or in connection with the Companies or the Business Assets. The Companies and the Business Assets are covered by valid and in force policies of insurance customary in type and amount for the business conducted by the Seller and the Companies.

4.16 Labor Matters

     To the knowledge of the Seller:

     At no time has any  Company  been or have any of its  employees  listed  on
     Schedule 4.16 hereto (the "Broderbund Employees") or any of its other employees been party to any collective bargaining agreements, labor contracts or similar agreements. (i) The Companies are and have been in material compliance with all applicable laws respecting employment, and employment practices, terms and conditions of employment, employee classification, wages and hours, WARN Act, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, and are and have not engaged in any unfair labor practice with respect to the any employees; (ii) there are no pending or, to the knowledge of the Seller, threatened complaints, charges or claims against any of the Companies brought or filed with any governmental authority, arbitrator or court (including, the National Labor Relations Board) based on, arising out of, in connection with or otherwise relating to the employees or other persons providing services to or on behalf of the Companies; (iii) there is no labor strike, work stoppage, slowdown, lockout, representation campaign or other material labor dispute pending or threatened, with respect to the employees of the Companies; (iv) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against any Company with respect to the employees of the Companies; and (v) the Seller and the Companies have not experienced any significant work stoppage with respect to the employees of the Companies. The Seller has delivered or made available to the Purchaser or its counsel true and complete copies of all collective bargaining agreements, labor contracts, employment agreements, written or verbal compensation agreements, written or verbal bonus agreements, written or verbal consulting or similar agreements and vacation benefits relating to the employees of the Companies (the "Compensation Documents"), and other than such Compensation Documents at no time since October 19, 2000 have any of the employees of the Company been party to any employment agreement, compensation agreement, bonus agreement, consulting or similar agreement and collective bargaining agreement with the Companies or the Seller.

4.17 Employee Benefits

     To the knowledge of the Seller:

     (a)  Schedule 4.17(a) lists the name of each Benefit Plan.

     (b) No Benefit Plan is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA. None of the Companies or any entity that is required to be treated as a single employer with any of the Companies under Section 414(b), (c), (in) or (o) of the Code have maintained or sponsored a plan that is subject to Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA. None of the Companies has maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) (i) any "multiple employer plan" within the meaning of the Code or ERISA or any "multiemployer plan" as defined in Section 4001(a)(3) or 3(37) of ERISA, (ii) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (iii) except as set forth on Schedule 4.17(b), any plan that provides health, life insurance, accident or other
          "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than required by Section 4980B of the Code.

     (c) The Seller has made available to the Purchaser and its counsel true, complete and correct copies of (i) all documents pursuant to which the Benefit Plans are maintained, funded, and administered, including summary plan descriptions, (ii) the annual reports (Form 5500 series) filed with the IRS (with attachments) since October 19, 2000, (iii) actuarial reports, if any, prepared since October 19, 2000, (iv) governmental filings for any Benefit Plans for the period from October 19, 2000 to the date hereof, including, without limitation, excise tax returns and reportable events filings, and (v) all governmental rulings, determinations, and opinions (and pending requests for governmental communications, rulings, determinations, and opinions) for any Benefit Plans during the period from October 19, 2000 to the date hereof

     (d) Each Benefit Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all material respects with its own terms and in compliance in all material respects with all applicable laws and regulations, including, but not limited to, ERISA and the Code.

     (e) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any Benefit Plan that is intended to be exempt from federal income taxation under Section 50 1(a) of the Code has, as currently in effect, been determined to be so exempt by the Internal Revenue Service. Since the date of each most recent determination referred to in this paragraph, no event has occurred and no circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Benefit Plan.

     (f) With respect to each Benefit Plan, all required material payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made.

     (g) Through the date of this Agreement, no Broderbund Entity has any formal plan or commitment (whether legally binding or not) to create any plan or arrangement that would constitute a Benefit Plan, or, except as necessary to comply with applicable laws, to make any modifications or changes to any Benefit Plan, or to make any contributions to any Benefit Plan outside the ordinary course of business or that are inconsistent with past practice with regard to amounts.

     (h) Except as set forth on Schedule 4.17(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer or director of the Companies or result in a limitation on the right of the Companies to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable by the Companies in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     (i) With respect to any Benefit Plan, no actions, suits, claims or audits (other than routine claims for benefits) are pending or threatened.

     (j) Any previously terminated Benefit Plan intended to comply with Section 401(a) of the Code was terminated in compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Benefit Plan were fully satisfied.

     (k) No "leased employee," as that term is defined in Section 4 14(n) of the Code, performs services for any Company or any ERISA Affiliate of any Company. All persons to whom any Company has made payments for the performance of services during the period from October 19, 2000 to the date hereof have been properly classified as employees or non-employees for purposes of federal income and employment tax withholding and coverage under all of the Benefit Plans.

     (l) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
          Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Benefit Plan that could result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA.

4.18 Litigation

     Except as set forth on Schedule 4.18, there is no claim, litigation, proceeding or government investigation pending or, to the knowledge of the Seller, threatened against or relating to, the Companies or the Business
     Assets, other than claims, litigation or proceedings which could not reasonably be expected to have a Material Adverse Effect. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against the Companies or the Business Assets. There is no investigation pending or, to the knowledge of the Seller, threatened against or affecting the Companies or the Business Assets by or before any court or governmental or regulatory authority or body which could reasonably be expected to have a Material Adverse Effect.

4.19 Compliance with Laws

     Each of the Companies and the Seller has complied with all applicable statutes, regulations, orders, ordinances and other laws of the United States, all state, local and foreign governments or other governmental bodies or authorities and agencies of any of the foregoing applicable to the Companies or the Business Assets, except where the failure to comply would not have a Material Adverse Effect. To the knowledge of the Seller, the Companies and the Seller have not received any written notice to the effect that, or otherwise been advised that, the Companies are not in compliance in all material respects with any such statute, regulation, order, ordinance or other law.

4.20 No Brokers

     Schedule 4.20 sets forth all agreements, arrangements or understanding of the Companies, the Seller or any of their respective Affiliates which would result in the obligation of the Companies or any of their respective Affiliates (other than the Seller) or, after giving effect to the Closing, the Purchaser or any of its Affiliates, to pay any finders' fees, brokerage commission or similar payment in connection with the transactions contemplated hereby.

4.21 Illegal Payments

     To the knowledge of the Seller, neither the Companies nor the Seller or any of their respective Affiliates has made any payment of funds with respect to the Companies or the Business Assets prohibited by law, and no such funds have been set aside to be used for any payment prohibited by law.

4.22 Transactions with Certain Persons

     To the knowledge of Seller, except (a) as described in the Financial Statements, (b) as set forth in Schedule 4.22, or (c) for any contract, agreement or other arrangement that terminates at or prior to the Closing with no further liability or other obligation on the part of any Company, no member, managing member, officer, director or employee of the Companies, the Seller or any Affiliates of the Seller or member of his or her immediate family is presently a party to any material transaction with the Companies or relating to the business of the Companies including, without limitation, any contract, agreement or other arrangement (i) providing for the rental of real or personal property from, (ii) providing for the furnishing of services by, or (iii) otherwise requiring payments to (in each case, other than services as officers, directors or employees) any such Person or entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee, member, partner or similar status.

4.23 Inventories

     The inventories of the Companies reflected on the Balance Sheet and Closing Date books and records of the Seller and the Companies consist, in all material respects, of items of a quality and quantity usable or saleable in the normal course of the operations of the business of the Companies and have, in the aggregate, a fair market value equal, net of reserves, in all material respects to the values at which such items are carried on its books. The values at which such inventories are carried on the books of the Seller, net of reserves, reflect, in all material respects, the normal inventory valuation policy of the Seller and the Companies (including the writing down of the value of slow moving or obsolete inventory or inventory of below standard quality to realizable market value in accordance with
     GAAP), stating inventories at the lower of cost or market. Any change in such inventories subsequent to the Balance Sheet Date was reasonable and warranted in the ordinary course of business.

4.24 BCLtd Assets and Liabilities

     Schedule 4.24 hereto sets forth all the material assets and liabilities of BCLtd.

5    REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Except as set forth on Schedules delivered by the Purchaser to the Seller and attached to this Agreement, the Purchaser hereby represents and warrants to the Seller as follows. For the purpose of this Agreement, "knowledge" shall mean with respect to the Purchaser, the knowledge of the individuals listed on Schedule 5.

5.1  Organization and Authority

     The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser and no other corporate actions or proceedings on the part of the Purchaser are necessary to authorize this Agreement or for the Purchaser to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity.

5.2  No Conflicts: Consents

     Neither the execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated herein nor compliance by the Purchaser with any of the provisions hereof will (a) violate or conflict with any provision of the certificate of incorporation or by-laws of the Purchaser; (b) violate, conflict with, result in a breach of, constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the acceleration of performance under, or termination or cancellation of, any note, bond mortgage, indenture, lease, deed of trust, license, agreement or any other instrument or obligation to which the Purchaser is a party, or by which the Purchaser may be bound or affected; (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its assets or properties; or (d) other than as set forth on
     Schedule 5.2 and other than compliance with the HSR Act pre-notification requirements, require the consent, approval, permission or other authorization of or qualification or filing by or with any court, arbitrator or governmental, administrative, regulatory or self-regulatory authority or any third party which have not been obtained by the Closing.

5.3  Litigation

     Except as set forth on Schedule 5.3, there is no claim, litigation, proceeding or government investigation pending or, to the Purchaser's knowledge, threatened against or relating to, the Purchaser which would preclude the Purchaser from consummating the transactions contemplated by this Agreement. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against the Purchaser which would preclude the Purchaser from consummating the transactions contemplated by this Agreement.

5.4  No Brokers

     Neither the Purchaser nor any of its Affiliates has entered into or will enter into any agreement, arrangement or understanding with any Person which will result in the obligation of the Seller or any Affiliate of the Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

5.5  Financing

     The Purchaser has secured the necessary financing commitment for, and will have at the Closing, cash funds readily available in amounts sufficient to enable the Purchaser to pay the Purchase Price (less the Down Payment) due to the Seller at the Closing and the amount to be transferred to the escrow agent pursuant to Section 2.1(b).

6    CERTAIN COVENANTS AND AGREEMENTS

6.1  Nondisclosure

     The Seller will not, and will not permit its representatives, agents, members, managing members or employees to, at any time after the date hereof, divulge, furnish or make accessible to anyone any knowledge or information with respect to (i) confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any proprietary aspects of the Companies or their business or (ii) any disclosure made to the Seller or its Affiliates, or any information or knowledge the Seller or its Affiliates learned, in either case pursuant to Sections 2.3, 6.11 and 6.19 hereof; provided, that nothing herein shall prohibit the Seller from complying with any order or decree of any court of competent jurisdiction or governmental authority, but the Seller will give the Purchaser timely notice of the receipt of any such order or decree, and the foregoing provision shall not apply to any information which is or becomes generally available to the public through no breach of this Agreement.

6.2  Name

     From and after the Closing, the Purchaser shall possess, to the exclusion of the Seller and any Subsidiary of the Seller (other than the Companies) and their Affiliates, all right, title and interest in and to the names and marks "Broderbund", or any other trademarks included in the Intellectual Property, and all goodwill related thereto and symbolized thereby, including, without limitation, any registrations and applications for registrations therefor, and any and all formatives, variants and derivatives thereof (collectively, the "Marks"). Neither the Seller nor any Subsidiary of the Seller shall use any name or mark that is confusingly similar to the Marks or any formative, variant or derivative thereof in connection with any business, and the Seller shall cause each of its remaining Subsidiaries that has a legal or trade name variant or derivative of "Broderbund" to change its corporate name within 10 days after the Closing Date or, with respect to the entities set forth on Schedule 6.2, within 90 days after the Closing Date. The Seller acknowledges and agrees that, on and after the Closing Date, the Purchaser will own all right, title and interest in and to the Marks and the Seller further agrees not to challenge the validity of the Purchaser's rights therein.

6.3  Schedules and Exhibits

     Disclosure of any fact or item in any Schedule or Exhibit hereto shall be deemed disclosure of such fact or item in other Schedules or Exhibits requiring such disclosure if by the nature of such disclosure it is apparent that the disclosure applies to other Schedules or Exhibits; provided that the Seller shall in good faith attempt to provide appropriate cross-references on the applicable Schedule or Exhibit. Matters reflected in Schedules and Exhibits hereto are not necessarily material or limited to matters required by this Agreement to be disclosed herein or therein, and may be provided for informational purposes only.

6.4  Further Assurances

     From time to time after the Closing, without additional consideration, each of the parties hereto will (or, if appropriate, cause their Affiliates to) execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated by this Agreement. If any party to this Agreement shall, following the Closing, have in its possession any property, asset or right which under this Agreement should have been delivered to another party, such party shall promptly deliver such property, asset or right to the other party. The Seller agrees, that in the event it receives any proceeds derived from the business of the Companies or otherwise earned by the Companies after the Closing, it shall promptly transfer such proceeds to the Purchaser or the Companies, as appropriate. The Purchaser agrees that in the event it receives any proceeds derived from the business of the Companies prior to the Closing or otherwise owned by Seller, it shall promptly transfer such proceeds to the Seller.

6.5  Certain Consents

     The Seller and the Purchaser shall use their commercially reasonable efforts to obtain all consents and approvals required as a result of the change in control of the Companies. The Seller shall not be obligated to pay money or make any other concession to obtain a consent.

6.6  Execution of Assignments

     The Seller shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to execute and deliver, to BPLC instruments fully and validly assigning to BPLC all right, title and interest in and to any fights held by the Seller or its Subsidiaries (other than BPLC) pursuant to the agreements or contracts set forth in Schedule 6.6 within 45 days after the Closing.

6.7  Employees

     The Seller's and the Purchaser's rights and responsibilities with respect to the Broderbund Employees are set forth on Schedule 6.7.

6.8  Termination of Intercompany Accounts: Letters of Credit and Guarantees

     Immediately prior to the Closing, intercompany accounts between the Companies, on the one hand, and the Seller, or any other Affiliate of the Seller, on the other hand, shall be eliminated, without any payment of funds in connection therewith. The Purchaser and the Seller shall cooperate in order that any letters of credit, listed and described on Schedule 6.8, issued by the Seller's lenders to secure or support obligations of any Company (a) shall be replaced at the Closing by a letter of credit issued by the Purchaser's lenders, or (b) the Purchaser shall provide substitute security to Foothill Capital Corporation, including cash collateral equal to 105% of the face amount of the letter of credit, for such letters of credit, so that the Seller's obligations with respect thereto shall then be terminated effective upon the Closing. The Purchaser shall use reasonable commercial efforts to obtain for the Seller releases from the guarantees set forth on Schedule 6.8, including, if necessary, providing a substitute guarantor acceptable to the creditor.

6.9  Retained Product Trademarks and Logos: Patents

     (a) To the extent that the Seller or its Subsidiaries (other than the Companies) has fights therein, effective at the Closing, the Seller hereby grants (and shall cause its Subsidiaries to grant) to the Purchaser and its Affiliates (including, without limitation, the Companies) a non-exclusive, world-wide, fully-paid up license to use any trademarks, logos, trade names or service marks embedded in the existing software programs (including, without limitation, the source code, object code and all documentation or material related thereto), software packaging, disk art, package inserts, and collateral product disk and packaging materials included in the Products

          (collectively,  the "Retained  Trademarks  and Logos") for up to three
          (3) months from the Closing Date; provided, however, that the Purchaser and its Affiliates shall use commercially reasonable efforts to terminate such use of the Retained Product Trademarks and Logos as soon as practicable thereafter and shall use the Retained Trademarks and Logos in association or conjunction with currently existing inventories, shipping materials, invoices, brochures, sales and marketing flyers and brochures, marketing materials, websites and office materials (such office materials to include, for example, but not be limited to, business cards, stationery, facsimile cover sheets and other general office materials), only until such time as such inventory existing on the Closing Date is sold, removed from distribution for sale or destroyed in the ordinary course of business, and for no longer than three (3) months from and after the Closing Date. The Purchaser agrees that the Seller or the Seller's
          Subsidiaries owns all right, title and interest in the Retained Product Trademarks and Logos that are not used in or related to the Products or otherwise owned by the Companies, and further agrees not to challenge the validity of the Seller's or its Subsidiaries' right therein. The Purchaser acknowledges that it has no right to use the Retained Product Trademarks and Logos except as provided herein or in any separate agreement.

     (b) If during the period ending six months after the Closing the Purchaser identifies a patent held by the Seller or one of its Subsidiaries that relates to the Products or the Backlisted Products and was not conveyed to BPLC, upon written notice from the Purchaser, the Seller shall promptly cause such patent to be assigned to Purchaser's designee.

6.10 Non-Competition: Non-Solicitation

     (a) For a period of one (1) year following the Closing Date, neither the Seller or any of its Subsidiaries, nor any of their respective successors (other than those successors that are actively competing as of the date hereof in the consumer productivity channel as defined by NPD Intellect (the "Specified Entities")) shall develop and/or market new products which compete directly with the Products in such consumer productivity channel.

     (b) For a period of one (1) year following the Closing Date, neither the Seller nor any Affiliates of the Seller shall request, induce or attempt to influence any Broderbund Employee to terminate his or her employment or consulting relationship with the Purchaser or the Purchaser's Affiliates; provided, however, that nothing contained in this Section 6.10(b) shall preclude the Seller or any of its Affiliates from conducting its business in the ordinary course consistent with past practice, or from offering employment to the persons listed on Schedule 6.10. For a period of one (1) year following the Closing Date, the Purchaser and its Affiliates shall not request, induce or attempt to influence any employee or consultant of the Seller, Seller's Subsidiaries or Gores Technology Group ("GTG") to terminate his or her employment or consulting relationship with the Seller, the Seller's Subsidiaries or GTG.

     (c) For a period of one (1) year following the Closing Date, the Seller and its Affiliates shall not intentionally cause any person not to do business with the Purchaser or the Companies. For a period of one (1) year following the Closing Date, the Purchaser and its Affiliates shall not intentionally cause any person not to do business with the Seller or its Affiliates (other than the Specified Entities).

6.11 Tax Matters

     The Purchaser and the Seller hereby covenant and agree as follows:

     (a) The Seller shall prepare or cause to be prepared and timely file or cause to be filed all Tax Returns which any of the Companies is required to file for any taxable period ending prior to the Closing Date.

     (b) The Purchaser shall prepare or cause to be prepared and timely file or cause to be filed all Tax Returns which any of the Companies is required to file for all taxable periods ending on and after the Closing Date.

     (c) Each of the Companies, the Purchaser and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of such Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon another party's request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of the Companies, the Purchaser and the Seller agrees (i) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until expiration of the applicable statute of limitations (and, to the extent notified by the applicable party, any extensions thereof) of the respective taxable periods, but no less than 10 years after the Closing Date (or such longer period as required by Revenue Procedure 98-25) and to abide by all record retention agreements entered into by it with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, each of the Companies, the Purchaser or the Seller, as the case may be, shall allow the other party to take possession of such books and records.

     (d) Each of the Companies, the Purchaser and the Seller agree (i) to furnish the others with copies of all correspondence received from any taxing authority in connection with any audit relating to the Tax Returns of the Companies for periods beginning prior to the Closing Date, and (ii) to furnish the other with adequate information which would enable the other party to determine its entitlement to, and the amount of, any refund or credit relating to the Tax Returns of the Companies which either party reasonably believes the other party may be entitled.

     (e) The Purchaser and the Seller further agree, upon request, to use their commercially reasonable efforts to make any filing or to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

     (f) Except as to any agreements herein, all tax sharing agreements or similar agreements with respect to or involving the Companies shall be terminated as of the Closing Date and, after the Closing Date, none of the Companies shall not be bound thereby or have any liability thereunder.

     (g) The Seller shall be entitled to any refunds of non-income taxes of the Companies for any taxable periods ending before the Closing Date (the "Pre-Closing Period"). The Purchaser and the Companies agree that if as a result of any adjustment made with respect to any Tax item by any taxing authority with respect to the Pre-Closing Period, a Company or the Purchaser receives a Tax Benefit, then the Company shall pay to the Seller the amount of such Tax Benefit within 10 days of the receipt of such Tax Benefit. For purposes of determining the amount and timing of any Tax Benefit, the recipient of the Tax Benefit shall be deemed to pay Tax at the highest marginal rate in effect in the year such Tax Benefit is utilized. A "Tax Benefit" shall mean the Tax effect of any item of loss, deduction or credit or any other item which decreases Taxes paid or payable.

     (h) The Seller shall not file an amended Tax Return with respect to any of the Companies without the prior written consent of the Purchaser (which consent shall not be withheld unless such amended Tax Return
          (i) would result in any Loss for which the Purchaser is required to indemnify any Seller Indemnified Parties under this Agreement or (ii) result in a material increase in any Tax for the Purchaser, any of the Companies or any of their Affiliates that is unreasonable under the circumstances).

6.12 Post Closing Audit

     In the event the Purchaser wishes to obtain audited financial statements of the Companies on a stand-alone basis for any full or partial fiscal period prior to the Closing (a "Post Closing Audit"), then the Purchaser shall retain auditors and complete such Post Closing Audit at its expense. The Seller shall have no liability arising from the fact that the Companies were integrated with the Seller's business, but shall provide reasonable assistance to the Purchaser at the Purchaser's request, including, without limitation, by making its employees, officers, members, managing members, agents and representatives, and any and all documents and information reasonably requested, available to the Purchaser and the Purchaser's auditors in connection with the Post Closing Audit, and by requesting the Seller's auditors to cooperate with the Purchaser's auditors, including, without limitation, by supplying audit work papers and other material reasonably requested, subject to any confidentiality and/or indemnity agreement reasonably requested by the Seller's auditors. The Purchaser shall reimburse the Seller for its reasonable out-of-pocket costs and the cost of providing personnel, based on an agreed upon hourly rate.

6.13 Mattel Trademarks

     After the Closing, the Purchaser agrees that, except as provided in any separate agreement, neither it or the Companies nor any of their Affiliates shall make any use of the Mattel Interactive Trademarks and Logos (as such term is defined in Schedule 1(a)(i) of that certain Asset Purchase Agreement dated as of September 5, 2001, as amended, among the parties and TLC Education Properties, LLC). Unless otherwise provided for under a separate agreement, the Purchaser agrees that Mattel, as between the Purchaser and Mattel, owns all right, title and interest in the "Mattel" and "Mattel Interactive" name, trade name, trademark and service mark and further agrees never to challenge the validity of any of Mattel's rights therein.

6.14 Cooperation Concerning Intellectual Property

     (a) Effective as of the Closing, and in consideration of the transactions contemplated hereby, the Purchaser hereby grants, and shall cause its Subsidiaries (including the Companies) to grant, to the Seller an irrevocable, nonexclusive, worldwide, royalty-free license to use any and all registered trademarks (other than titles, characters or content of or included in the Products) that are owned by the Companies as of the Closing solely to the extent necessary for the administration and wind-up of the Seller's business functions with respect to the Companies (but excluding in any event with respect to the production, development, marketing, distribution or sale of the Products), such license to have a term for 12 months following the Closing.

     (b) The Seller's rights set forth in this Section 6.14 shall not be sublicensable or assignable to any person (including an Affiliate of the Seller) and shall terminate upon the earlier of (i) the merger or purchase or other transfer of the business or any substantial portion of the assets of the Seller or any change of control of the Seller or
          (ii) as provided in Section 6.14(a).

     (c)  If the Seller  becomes  aware that it is  utilizing  rights under this
          Section 6.14 in more than a de minimis fashion, it will give prompt written notice of such use to the Purchaser.

     (d) The Seller acknowledges that, notwithstanding the Seller's failure to disclose any contract relating to the business of the Companies on
          Schedule 4.12 or 4.13 hereto (whether or not required to be disclosed), the Purchaser and the Companies shall nonetheless be entitled to receive all of the Seller's or the Companies' rights under any such contract (which for the avoidance of doubt includes both material and non-material contracts) which the Seller has so failed to disclose.

6.15 Further Obligation of Seller

     The Seller shall, and shall cause its Subsidiaries to, fulfill or satisfy any and all of its or their obligations under this Agreement.

6.16 GTG/Wizard Equity Participation Plan

     Nothing in this Agreement shall constitute, or be deemed to constitute, an assumption by any Company or the Purchaser or their Affiliates of any obligation of the Seller under the GTG/ Wizard, LLC 2000 Equity Participation Plan ("EPP"), and the Seller shall pay, perform and discharge all obligations under the EPP, and indemnify and hold the Purchaser
     Indemnified Parties (as hereinafter defined) harmless from any such obligations, without regard to any time or amount limitation on indemnification in Section 7 hereof. The Purchaser agrees, after the Closing, to assist the Seller in fulfilling its obligations under the EPP upon receipt from the Seller of written schedules from time to time (the each a "Schedule"") setting forth the name of each eligible employee under the EPP who is owed payments under the EPP and the gross payment amount for such eligible employee. The Seller shall, on or prior to any date when payments are due, make a lump sum payment to the Purchaser equal to the aggregate amount owed in respect of the EPP on that date. The Purchaser or BLC shall make the payments set forth on the Schedule; provided, that the Purchaser shall withhold such Taxes as may be required to be withheld under applicable law in accordance with W-4 forms on file with the Companies and pay such Taxes to the applicable authority. To the extent the Purchaser makes payment in accordance with the Schedule, the Seller shall indemnify and hold harmless the Purchaser Indemnified Parties, without regard to any time or amount limitations on indemnification contained in Section 7 hereof, with respect to amounts paid or payable to any Person pursuant to the EPP or for any action or inaction of any Purchaser Indemnified Party pursuant to this Section 6.16, and reimburse the Purchaser for all reasonable costs and expenses (including, but not limited to, reasonable legal costs) incurred by the Purchaser in connection with the performance of its obligations under this Section 6.16. If the Purchaser or any of its Subsidiaries gains actual knowledge of a claim by any Broderbund Employee related to the EPP, the Seller shall be promptly notified of the claim, and the Seller shall have the right to contact the employee directly regarding the claim.

6.17 No Amendment of Charter Documents or Operating Agreements

     The Purchaser shall ensure that neither BLC nor BPLC amends its charter documents or operating agreement in a manner that would circumvent or limit its indemnification obligations to any current or former officer, director, manager or agent of BLC or BPLC for a period of six (6) years after the Closing Date. After the Closing, the Seller covenants and agrees that it shall not bring any suit or make any claim against any officer, director, manager, agent or any other person who is an employee of a Company as of the Closing Date and to the extent BLC or BPLC has any indemnification obligation to such Person.

6.18 Insurance

     The Purchaser acknowledges that as of the Closing, the Companies will no longer be covered by the insurance policies which had been in effect prior to the Closing. The Purchaser and the Companies shall be solely responsible for obtaining and implementing all insurance policies with respect to the Companies following the Closing, including directors' and officers' insurance for current and former directors and officers to the extent those individuals qualify for coverage under the Purchaser's insurance policies in effect as of the Closing.

6.19 Distributions and Cash

     (a)  Prior to the  Closing,  the Seller may, or may cause the  Companies to
          (i) distribute cash to the Seller or its Affiliates, or to pay amounts due or to become due from any Company to the Seller or its Affiliates and (ii) sweep, and shall be entitled to, all cash generated or received by any Company on any date prior to the Closing Date (even if amounts which are lodged but have not cleared are not available for withdrawal from banking institutions prior to the Closing), except that in the case of clauses (i) and (ii) Seller will leave sufficient funds in the Companies, to pay checks issued by the Companies prior to the Closing that have not cleared prior to the Closing.

     (b)  The Seller and Purchaser also agree:

          (i) Within 90 days after the Closing, the Seller and the Purchaser shall cooperate in order that the Seller may prepare and deliver to the Purchaser a final bank reconciliation as of the opening of business on the Closing Date for all bank accounts of the Companies existing at the Closing ("Final Bank Reconciliations"). Except as specified in the "except" clause in Section 6.19(a), Seller shall pay by wire transfer of immediately available funds to an account of the Purchaser the amount by which the net book cash balance at the Closing is less than $0 and the Purchaser shall pay to the Seller the amount by which the net book cash balance at the Closing is greater than $0.

          (ii) Within 90 days after the Closing, the Seller and the Purchaser shall cooperate in order that the Seller may prepare and deliver to the Purchaser a written statement (the "Reserve Statement") reconciling the reserve balance of $1,792,865 as of the Closing (the "Reserve Balance") that had been held by BLC for returns and other allowances pursuant to the distribution agreements between the Purchaser or its Affiliates ("Riverdeep") and BLC: The Seller shall deduct from the Reserve Balance all credits that have previously not been deducted related to returns and other allowances that have been deducted by the customers for Riverdeep product prior to the Closing to arrive at an "Adjusted Reserve Balance". The Seller shall pay by wire transfer of immediately available funds to an account of the Purchaser the amount by which such Adjusted Reserve Balance is greater than $ 0, or the Purchaser shall pay to the Seller the amount by which such Reserve Balance is less than $ 0, in each case no later than two business days after agreement on or resolution of such Reserve Statement as provided below.

         (iii) Within 90 days after the Closing, the Seller and the Purchaser shall cooperate in order that the Seller may prepare and deliver to the Purchaser a written statement detailing the "Additional Net Distribution Receipts" (which shall mean amounts received by the Companies prior to the Closing related to sales of the
               Riverdeep products pursuant to the distribution agreements between Riverdeep and BLC less any transition services fees incurred and properly invoiced for the period up to the Closing Date and distribution fees incurred prior to the Closing and payable to the Seller as assignee of BLC as a result of this Section, on a prorata basis if necessary, in excess of amounts previously reported to the Purchaser through August 10, 2002). Seller shall pay by wire transfer of immediately available funds to an account of the Purchaser the amount by which such Additional Net Distribution Receipts is greater than $ 0, or the Purchaser shall pay to the Seller the amount by which such Additional Net Distribution Receipts is less than $ 0, in each case no later than two business days after agreement on or resolution of such Additional Net Distribution Receipts as provided below.

          (iv) Following delivery of the statement of Additional Net Distribution Receipts, Final Bank Reconciliations and the Reserve Statement, the Purchaser shall have the right to review and confirm the accuracy thereof, and in connection therewith, the Seller shall cooperate with the Purchaser and provide the Purchaser and its authorized representatives any records and data of the Seller related to the calculation of the Additional Net Distribution Receipts, Final Bank Reconciliations or the Adjusted Reserve Balance reasonably requested to confirm the accuracy of the calculation. The Purchaser will provide reasonable access to its books, records and personnel necessary to the Seller in calculating the Additional Net Distribution Receipts, Final Bank Reconciliations or the Adjusted Reserve Balance. Unless the Purchaser delivers to the Seller a reasonably detailed statement describing its objections thereto, within 15 days after receipt of such statement of Additional Net Distribution Receipts, Final Bank Reconciliations or Reserve Statement, the determination of the Seller shall be final and binding. If the Purchaser shall deliver a statement of objections, the Seller and the Purchaser shall use their commercially reasonable efforts to resolve any disputes between the parties. If the parties cannot agree on a final statement of Additional Net Distribution Receipts, Final Bank Reconciliations or Reserve Statement within 120 days after the Closing, the parties shall refer any remaining disputes to PricewaterhouseCoopers LLP ("PWC") or if PWC is unwilling or unable to serve, then to an international accounting firm selected by the parties based on its neutrality with respect to each party. The Seller and the Purchaser shall provide such reviewing accountants with reasonable access to their books and records and all other data reasonably necessary to make a determination of the Additional Net Distribution Receipts, Final Bank Reconciliations or Reserve Balance. The reviewing accountants shall have 30 days after the matter has been submitted by the Purchaser and the Seller in which to make a determination as to the Additional Net Distribution Receipts, Final Bank Reconciliations or Reserve Balance. The determination of the reviewing accountants shall be final and binding on the parties, and upon such determination, the Seller or the
               Purchaser, as appropriate, shall make the net cumulative adjustment payment required by Section 6.1 9(b)(i), (ii) and
               (iii). All payments shall be made within two business days of the reviewing accountants' determination or an agreement between the parties by wire transfer of immediately available funds. The fees and expenses of the reviewing accountants shall be shared by the Purchaser and the Seller such that the fees and expenses of the reviewing accountants for a determination pursuant to this
               Section 6.19 shall be paid by the parties based upon the degree to which the reviewing accountants accept the respective positions of the parties. Any payments under this Section 6.19 shall be treated by the parties for all purposes as an adjustment to the Purchase Price.

6.20 Sale of Backlisted Titles

     The Seller hereby agrees that it will not sell or otherwise transfer Backlisted Titles to any Person, other than to the Purchaser or an Affiliate of the Purchaser, except pursuant to any agreement set forth on
     Schedule 4.4.

6.21 Conduct

     The Seller shall, and the Seller shall cause the Companies to, from the date hereof up to and including the Closing Date, (i) manage the business of the Companies in the ordinary course of business, consistent with past practice; (ii) maintain in full force and effect insurance of the Companies; (iii) use commercially reasonable efforts, consistent with past practice, to preserve the business of the Companies and the Business Assets; (iv) maintain its and their books and records in accordance with GAAP and in the manner consistent with past practices and promptly advise the Purchaser in writing of any adverse change in the condition (financial or otherwise) of the assets, liabilities, results of operation of the Companies or the Business Assets; (v) use commercially reasonable efforts, consistent with past practice, and subject to the Seller's right to dispose of the Retained Assets, to preserve the business organization of the Companies intact, to preserve the Companies' operations at their present levels, to keep available to the Purchaser the services of Broderbund Employees and to preserve the Companies' current relationships with those suppliers, customers, creditors and others having business relations material to the business of the Companies, and refrain from any material capital expenditures or significant organization changes with respect thereto, other than in the ordinary course of business; (vi) refrain from taking any actions that if taken prior to the date hereof would have been required to be disclosed pursuant to Sections 4.8(b)-(l), (o), (p), (r) and
     (w); and (vii) sell any Business Assets in accordance with the Companies' sales policy which in the aggregate is not materially different from the Companies' customary sales policy, consistent with past practice. In addition, the Seller shall not, and the Seller shall cause the Companies not to, from the date hereof up to and including the Closing Date, adopt, sponsor or amend any employee benefit plan, program or arrangement other than required by applicable law.

7    NATURE AND SURVIVAL OF  REPRESENTATIONS  AND WARRANTIES -  INDEMNIFICATION,
     ETC.

     All statements contained in the Schedules or Exhibits hereto or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement hereby shall be deemed representations and warranties by the parties hereunder. -

7.1  Survival of Representations, Warranties, Etc.

     All representations and warranties of the parties made in this Agreement or in any certificate or instrument delivered in connection herewith shall survive the Closing for a period of 12 months after the Closing (and, with respect to the representations and warranties made by the parties notwithstanding any investigation made at any time by or on behalf of either party); provided, that all representations and warranties made by the Seller in Section 4.9 (Tax Matters), Section 4.14 (Environmental Matters) and Section 4.17 (Employee Benefits) shall survive until the applicable period of limitation (or any extension thereof) has expired (the "Survival Period") and all representations and warranties made by the Seller in Section 4.1 (Organization) and Section 4.5 (Capitalization) shall survive indefinitely. All representations and warranties related to any claim asserted in writing prior to the expiration of the applicable Survival Period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made. The Tax indemnity provisions set forth in Section 7.2 and 7.3 below shall survive until expiration of the applicable statute of limitations.

7.2  Seller's Agreement to Indemnify

     Subject to Section 7.5, the Seller shall, in accordance with the terms hereof, indemnify and hold harmless the Purchaser, its Subsidiaries and all of their Affiliates, officers, directors, employees, representatives and agents (the "Purchaser Indemnified Parties") against and in respect of any and all liabilities, losses, damages, deficiencies, penalties, fines, costs, Tax or expenses (including, without limitation, the reasonable fees and expenses of investigation and counsel) (collectively, "Losses") resulting from: (i) any misrepresentation or breach of warranty or the non-fulfillment of any agreement, covenant or obligation by the Seller made in this Agreement; (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments incidental to the enforcement of such indemnification; (iii) any and all Taxes or liability (including any liability incurred as a transferee or successor, by contract, operation of law or otherwise) for or in respect of Taxes (A) of the Seller or any of the Seller's Subsidiaries or Affiliates (including Taxes relating to any transaction contemplated under Section 6.19 or any Taxes related to any transactions among the Seller and its Subsidiaries (including the Companies) within one week prior to the Closing)), except (1) as otherwise provided in Section 8 with respect to sharing of certain transfer taxes upon the sale of the Interests, or (2) with respect to Taxes of the Companies accrued on the Balance Sheet or Taxes, other than income Taxes, incurred and accrued for on the Companies' books and records in the ordinary course of business consistent with past practice between the Balance Sheet Date and the Closing Date ("Assumed Sales Taxes"), (B) relating to or attributable to the Companies for any taxable period (or portion thereof) ending before the Closing Date (other than Assumed Sales Taxes), or (C) whether determined on a separate, consolidated, combined, group or unitary basis of the Seller or any of the Seller's Subsidiaries or Affiliates (1) pursuant to Treas. Reg. Sec. 1.1502-6 or any comparable provision of state, local, or foreign law with respect to any taxable period and (2) pursuant to any guaranty, indemnification, Tax sharing, or similar agreement relating to the sharing of liability for, or payment of Taxes by the Seller or any of the Seller's Subsidiaries or Affiliates; (iv) all Losses resulting, directly or indirectly, from claims made or rights asserted by Mattel against the Purchaser, the Companies, or the Business Assets relating to or arising out of the transactions contemplated herein;
     (v) the  litigation or potential  litigation  matters set forth on Schedule
     7.2 and (vi) those additional matters or liabilities set forth on Schedule 7.2.

7.3  Purchaser's Agreement to Indemnify

     Subject to Section 7.5, the Purchaser shall, in accordance with the terms hereof, indemnify and hold harmless the Seller and all of its Affiliates, officers, directors, employees, representatives and agents (the "Seller Indemnified Parties") against and in respect of any and all Losses: (i) resulting from any misrepresentation or breach of warranty or the non-fulfillment of any agreement, covenant or obligation by the Purchaser made in this Agreement, (ii) arising out of the ownership or operation of the Companies or the Business from and after the Closing (including, without limitation, Taxes), except to the extent the Purchaser is entitled to be indemnified by the Seller hereunder with respect thereto, and (iii) resulting from any payment by the Seller under a guarantee set forth on the Seller's Schedules in favor of a Company and not released prior to the Closing.

7.4  Third Party Claims

     (a) Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. The Indemnifying Party shall be entitled to defend any such indemnified matter, so long as it chooses counsel that is reasonably satisfactory to the Indemnified Party; provided, that the Indemnifying Party shall not settle or compromise any such claim that may have an adverse effect on the Indemnified Party (or if the Indemnifying Party is the Seller, on the Companies), without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. If the Indemnifying Party elects to assume the defense of, negotiate, settle or otherwise deal with any claim which relates to any Losses indemnified against hereunder, the Indemnifying Party shall within 15 business days of receipt of written notice of the assertion of a claim notify in writing the Indemnified Party of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any claim which relates to any Losses indemnified against hereunder, the Indemnified Party may defend against, negotiate, settle, or otherwise deal with such claim. If the Indemnifying Party fails to notify the Indemnified Party of its election as herein provided or the Indemnifying Party contests its obligation to indemnify the Indemnified Party for such Losses under this Agreement, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such claim. The Indemnified Party may participate in the defense of such claim, at its own expense, if the Indemnifying Party undertakes such defense. The Indemnifying Party shall reasonably cooperate in any such defense or settlement and give the Indemnified Party full access to all information relevant thereto.

     (b) The Seller shall have the right to represent the interests of the Companies in any Tax audit or administrative or court proceeding relating to Tax Returns for periods ending before the Closing Date with respect to which the Seller is liable for Taxes pursuant to this Agreement; provided, that the Seller shall be responsible for all costs and expenses, (including, but not limited to, legal costs) relating to such representation. Notwithstanding the foregoing, the Purchaser shall have the right to participate in any such audit or proceeding to the extent that any such audit or proceeding may affect the Tax liability of the Purchaser, any of its Affiliates, or the Companies for any period ending on or after the Closing Date, and to employ counsel of the Purchaser's choice at its own expense for purposes of such participation. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, none of the Seller or any Affiliate of the Seller shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability with respect to the Companies, to the extent that any such compromise, settlement, consent or agreement will (i) result in a Loss for which the Purchaser is required to indemnify any Seller Indemnified Parties under this Agreement or (ii) result in the material payment of any Tax following the Closing Date by the Purchaser or any of the Companies or Affiliates thereof which is unreasonable under the circumstances and which would not have been paid in the absence of such agreement, consent, compromise or settlement.

     (c) The Purchaser shall have the right to represent the interests of the Companies in and to control any Tax audit or administrative or court proceeding relating to Tax Returns for periods beginning on or after the Closing Date; provided, however, that the Seller shall have the right to participate in any such audit or proceeding to the extent that any such audit or proceeding may result in a Loss for which the Seller is required to indemnify the Purchaser Indemnified Parties under this Agreement, and to employ counsel of the Seller's choice at its own expense for purposes of such participation. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written consent of the Seller, which consent shall not be unreasonably withheld, delayed or conditioned, none of the Purchaser or any Affiliate of the Purchaser shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability with respect to the Companies, to the extent that any such compromise, settlement, consent or agreement will result in a material Loss for which the Seller is required to indemnify any Purchaser Indemnified Parties under this Agreement which it is unreasonable for Seller to pay under the circumstances.

     (d) The Purchaser shall notify the Seller in writing within ten days of receipt by it, or by any of the Purchaser's Affiliates or the Companies, of any written notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Companies, in each case for periods ending before the Closing Date. Failure to provide such notice shall not affect the Seller's indemnification obligations under this Agreement except to the extent that such failure has actually and materially prejudiced the Seller and then only to the extent of such prejudice; provided, that the Seller shall be deemed to be materially prejudiced if as a result of the Purchaser's failure to give timely notice or the Purchaser's failure to comply with Section 2.3 or 6.11 the Seller's rights to obtain indemnification from Mattel are impaired, and the Purchaser shall not be indemnified by the Seller up to the amount, if any, of indemnification which would have been obtained from Mattel by the Seller if but for the Purchaser's actions or in actions the Seller would have been indemnified by Mattel.

7.5  Limitation of Liability

     The Seller, on the one hand, and the Purchaser, on the other hand (in each case,- the "Indemnifying Party"), shall not be liable for any amounts with respect to the breach of a representation and warranty unless and until such amounts shall exceed in the aggregate $1.0 million (in which case the Indemnifying Party shall only be liable with respect to the excess over such amount); provided, however, that such limitation shall not apply to any Losses of the Purchaser Indemnified Parties pursuant to the (a) litigation or other matters on Schedule 7.2, (b) Losses resulting from the breach of the representation or warranty set forth in Section 4.1 (Organization), Section 4.5 (Capitalization) and Section 4.9 (Tax Matters), or (c) Losses subject to indemnification pursuant to Sections 7.2(iii),
     (iv), (v) and (vi), for which the Purchaser Indemnified Parties shall be indemnified from the first dollar of loss. In no event shall the
     Indemnifying Party's liability with respect to the breach of representations and warranties exceed 25% of the Purchase Price.

     None of the Closing, any party's waiver of any condition to Closing or a party's knowledge .of any breach prior to the Closing shall constitute a waiver of any right such party may have hereunder.

7.6  Sole Remedy

     Following the Closing, the provisions of this Section 7 shall be the sole and exclusive remedy for the breach or nonfulfillment of any representation or warranty made by a party to this Agreement, or any facts or circumstances constituting such an inaccuracy or breach; provided, that nothing herein shall relieve any party from any liability for fraud.

8    PAYMENT OF CERTAIN EXPENSES

     The Seller on the one hand, and the Purchaser, on the other hand, will each pay one-half of all U.S. sales, transfer and similar U.S. taxes which may be payable by reason of the consummation of the sale and purchase of the Interests provided, however, that the Seller will pay all U.S. sales, transfer and similar U.S. taxes payable by reason of the transfer of any Retained Assets or arising out of or related it to any transactions among the Seller and its Subsidiaries (including the Companies) within one week prior to the Closing. Subject to the foregoing, the Seller, on the one hand, and the Purchaser, on the other hand, will be liable for their own costs and expenses, including legal fees, in connection with this Agreement and the transactions contemplated hereby.

9    REMEDIES

     The Purchaser and the Seller acknowledge that irreparable damage would result if the provisions of the Agreement, including, without limitation, Sections 6.1, 6.2 and 6.10 were not complied with in accordance with their respective terms. Accordingly, the Seller and the Purchaser agree that the other party hereto shall have the right, in addition to any other rights or remedies it may have, to injunctive relief and to specific performance, in respect of any failure on the part of the Seller or the Purchaser to comply with the provisions of Sections 6.1, 6.2 or 6.10.

10   WAIVER

     Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

11   NOTICES, ETC.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, or by facsimile transmission or three days after being mailed by certified or registered mail, postage prepaid:

                  if to the Seller:

                  GTG/Wizard, LLC
                  do Gores Technology Group
                  10877 Wilshire Blvd., Suite 1805
                  Los Angeles, CA 90024
                  Attention:        General Counsel
                  Facsimile:        (310) 209-3310

                  with a copy to:

                  Gores Technology Group
                  6260 Lookout Road
                  Boulder, CO 80301
                  Attention:        Chief Financial Officer
                  Facsimile:        (303) 531-3200

                  Riordan & McKinzie
                  300 5. Grand Avenue, 29th Floor
                  Los Angeles, CA 90071
                  Attention:        Thomas A. Waldman

                  if to the Purchaser:

                  Riverdeep, Inc.
                  3rd Floor Styne House
                  Hatch Street, Dublin 2
                  Ireland
                  Attention:        Barry O'Callaghan

                  Facsimile:        353-1-670-7626

                  with copies to:

                  Riverdeep Group plc
                  125 Cambridge Park Drive
                  Cambridge, MA 02140
                  Attention:        Lauren Zajac
                  Facsimile:        (61 7)-995- 1201

                  and:

                  Dewey Ballantine LLP
                  1 Undershaft
                  London EC3A 8LP
                  England
                  Attention:        Douglas L. Getter, Esq.
                  Facsimile:        44-207-456-6001

         Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

12   [INTENTIONALLY OMITTED]

13   ENTIRE AGREEMENT; AMENDMENT

     This Agreement and the other agreements and instruments delivered by the parties pursuant hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by the Seller or the Purchaser which is not embodied in this Agreement, the Schedules or Exhibits hereto, the written statements, certificates or other agreements, instruments or documents delivered pursuant hereto, and neither the Seller nor the Purchaser shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended or modified only by a written instrument executed by the Seller and the Purchaser or by their respective successors and assigns.

14   PRESS RELEASES

     Neither the Seller, on the one hand, nor the Purchaser, on the other hand, shall issue any press releases or make any public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to by both the Seller and the Purchaser; provided, that notwithstanding the foregoing, the parties shall be permitted, upon prior notice to the other, to make such disclosures to the public or governmental authorities or shareholders of each party or the Securities and Exchange Commission, the Nasdaq National Market and the Irish Stock Exchange Limited to maintain compliance with, or to prevent violation of, applicable laws or regulations, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and rules and regulations of the Nasdaq National Market and the Irish Stock Exchange Limited. The Seller and the Purchaser shall cooperate and mutually approve the text of a press release regarding the execution of this Agreement and any announcements to employees or other interested persons in connection therewith.

15   GENERAL

     This Agreement: (a) shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof; (b) shall inure to the benefit of and be binding upon the legal representatives, successors and assigns of the Seller and the successors and assigns of the Purchaser, nothing in this Agreement, expressed or implied, being intended to confer upon any other Person any right or remedies hereunder, other than successors or assigns of the Seller or the Purchaser; and (c) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16   JURISDICTION

     The parties consent to the exclusive jurisdiction of any state or federal court in the State of Delaware, and waive any objection to Delaware venue in any action instituted hereunder.

17   SEVERABILITY

     To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, if any provision, term, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, then such provision, term, covenant or restriction shall be construed to cover only that duration, extent or activities which may be validly and enforceably covered and the remainder of the provisions, terms, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18   INTERPRETATION

     All references in this Agreement, the Exhibits and the Schedules to US$, US dollar or $ shall refer to the currency of the United States of America.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

PURCHASER:

RIVERDEEP, INC.


By:
   -----------------------------------
   Name:
   Title:



SELLER:

GTG/WIZARD, LLC


By:
   -----------------------------------
   Name:
   Title: